Exhibit 23

[WEAVER & MARTIN, LLC LETTERHEAD]

NATUROL HOLDINGS LTD.

We hereby consent to use in this Form 10-KSB of our report dated December 31, 2002.

/s/ Weaver & Martin
Weaver & Martin, LLC

Kansas City, Missouri

May 20, 2003